SECOND AMENDED AND RESTATED

RADIOSHACK 2004 DEFERRED STOCK UNIT PLAN

FOR NON-EMPLOYEE DIRECTORS

Effective Date of Second Amendment and Restatement: February 22, 2007

ARTICLE ONE
NAME AND PURPOSE

1.1 Name. The name of this Plan shall be the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors.

1.2  Purpose. The Plan is maintained to advance the interests of the Company and its Stockholders by affording to Eligible Directors of the Company an opportunity to acquire or increase their proprietary interest in the Company, thereby aligning their interests with Stockholders, and increasing their incentive for enhancing Stockholder value. Grants of Deferred Stock Units pursuant to the Plan to Eligible Directors shall be in lieu of option grants to Eligible Directors pursuant to the Company’s 1997, 1999 and 2001 Incentive Stock Plans.

ARTICLE TWO
DEFINITIONS

2.1  Beneficiary. “Beneficiary’’ means the person, persons, entity or entities so designated, or deemed to be designated, by a Grantee pursuant to Article Nine.

2.2  Board of Directors. “Board of Directors’’ means the Board of Directors of the Company, as constituted from time to time.

2.3  Business Day. “Business Day” means each Monday through Friday in which national banks located in the State of Texas are open for business.

2.4 Change in Control. ‘‘Change in Control’’ shall mean the occurrence during the term of the Plan and during the term of any Deferred Stock Unit issued under the Plan of:

(a)  An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.

A “Non-Control Acquisition” means an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)  The individuals who, as of June 1, 2004, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)  The consummation of:

(i)  A merger, consolidation, reorganization or other business combination with or into the Company or in which securities of the Company are issued, unless

(A)  the stockholders of the Company, immediately before such merger, consolidation, reorganization or other business combination, own directly or indirectly immediately following such merger, consolidation, reorganization or other business combination, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation, reorganization or other business combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, reorganization or other business combination,

(B)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, reorganization or other business combination constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, or

(C)  no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, reorganization or other business combination was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation, reorganization or other business combination had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities, and

A transaction described in clauses (A) through (C) shall herein be referred to as a “Non-Control Transaction.”

(ii)  A complete liquidation or dissolution of the Company; or

(iii)  The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (i) any such sale or disposition that results in at least fifty percent (50%) of the Company’s assets being owned by one or more subsidiaries or (ii) a distribution to the Company’s stockholders of the stock of a subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities (X) as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subsection (X)) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur~~.~~, or (Y) and such Subject Person (1) within fourteen (14) Business Days (or such greater period of time as may be determined by action of the Board) after such Subject Person would otherwise have caused a Change in Control (but for the operation of this clause (Y)), such Subject Person notifies the Board that such Subject Person did so inadvertently, and (2) within seven (7) Business Days after such notification (or such greater period of time as may be determined by action of the Board), such Subject Person divests itself of a sufficient number of Voting Securities so that such Subject Person is no longer the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities.

2.5  Code. “Code’’ means the Internal Revenue Code of 1986, as amended, and any lawful regulations or pronouncements thereunder. Whenever reference is made to a specific Code section, such reference shall be deemed to be a reference to any successor Code section or sections with the same or similar purpose.

2.6  Committee. “Committee’’ means the Management Development and Compensation Committee of the Board of Directors, as constituted from time to time (including any successor committee under any different name), which shall:

(a)  consist of at least three (3) Directors, each of whom shall be an “outside director’’ of the Company (within the meaning of Code Section 162(m)) and a “nonemployee director’’ of the Company (within the meaning of Rule 16b-3); and

(b)  be authorized by the Board to exercise all authority granted to it under this Plan and any Board actions.

2.7  Common Stock. “Common Stock’’ means shares of common stock of RadioShack Corporation, with par value of one dollar ($1.00) per share.

2.8  Company. “Company’’ means RadioShack Corporation, a Delaware corporation, or any corporation or entity that is a successor to RadioShack Corporation or substantially all of the assets of RadioShack Corporation, that assumes the obligations of RadioShack Corporation under this Plan by operation of law or otherwise.

2.9 Consent.  The term “Consent’’ means, with respect to any Plan Action, (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation; (ii) any and all written agreements and representations by the Grantee with respect to the acquisition or disposition of shares of Common Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made; and (iii) any and all consents, clearances and approvals by any governmental or other regulatory bodies.

2.10  Date of Grant. “Date of Grant’’ means the date the Committee makes a Grant to an Eligible Director as specified in the Deferred Stock Unit Agreement.

2.11  Deferred Stock Unit. “Deferred Stock Unit’’ means a deferred stock unit that has been granted to a Grantee in accordance with, and subject to, the terms and conditions of this Plan.

2.12  Deferred Stock Unit Agreement. “Deferred Stock Unit Agreement’’ means a written agreement executed by the Company and a Grantee effecting, and establishing the terms and conditions of, a Grant of Deferred Stock Units to such Grantee under this Plan.

2.13  Director. “Director’’ means a member of the Board of Directors.

2.14 Distributed Stock.“Distributed Stock” shall have the meaning set forth in Section 8.1.

2.15  Effective Date. “Effective Date’’ means the effective date of the Plan which is, contingent upon approval of the Company’s Stockholders, June 1, 2004.

2.16  Eligible Director. “Eligible Director’’ means a Director who is:

(a)  not a common law employee of the Company or any of its Subsidiaries; and

(b)  entitled to participate in the Plan pursuant to Section 4.1.

A Director who is also a common law employee of the Company or any of its Subsidiaries shall, to the extent permitted by law or the New York Stock Exchange rules, become eligible to participate in this Plan only after termination of such employment.

2.17 Fair Market Value. “Fair Market Value” means on any date the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange on which such Common Stock is listed or admitted to trading, or if such Common Stock is not so listed or admitted to trading, the arithmetic mean of the per share closing bid price of the Common Stock and per share closing asked price of the Common Stock on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares of Common Stock on such date, the Fair Market Value shall be the value established by the Board in good faith.

2.18  Grant. “Grant’’ means a grant of Deferred Stock Units which are nontransferable and subject to the terms and conditions of this Plan and any related Deferred Stock Unit Agreement.

2.19 Grantee. “Grantee’’ means an Eligible Director to whom a Grant has been made in accordance with Article Six.

2.20 New Director. “New Director” means an Eligible Director who attends his or her initial meeting of the Board of Directors on or after the Effective Date.

2.21 Normal Retirement Date.“Normal Retirement Date” means the date on which the Grantee mandatorily retires as a result of attaining “retirement age” under the Company’s Corporate Governance Framework, which currently requires retirement prior to the annual meeting of shareholders following his or her 72nd birthday.

2.22 Payment Event. “Payment Event” shall have the meaning set forth in Section 8.1

2.23  Plan. “Plan’’ means the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors, as amended from time to time.

2.24 Plan Action. “Plan Action” means any Grant under the Plan, the issuance of shares of Common Stock or other rights under the Plan, or the taking of any other action under the Plan.

2.25  Plan Year. “Plan Year’’ means the twelve (12) month period beginning June 1 and ending on May 31.

2.26  Rule 16b-3. “Rule 16b-3’’ means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any successor rule or rules with the same or similar purpose.

2.27  Stockholder. “Stockholder’’ means an individual or entity that owns one (1) or more shares of Common Stock.

2.28 Subsidiary. “Subsidiary’’ means any entity in which the Company owns, directly or indirectly, stock or other ownership interests possessing at least eighty percent (80%) or more of the total combined voting power of all classes of stock or other ownership interests entitled to vote or at least eighty percent (80%) of the total value of shares of all classes of stock or other ownership interests of such entity as determined pursuant to Code section 1563(a)(1), but only during the period any such entity would be so defined. “Subsidiary” also means a 100% owned entity in which a check-the-box election under Code section 7701 has been made.

2.29  Termination of Directorship. “Termination of Directorship’’ means the termination of an individual’s status as a Director for any reason whatever, whether voluntarily or involuntarily, including death of the Director.

ARTICLE THREE
ADMINISTRATION

3.1  Plan Administration. Unless otherwise specified by the Board of Directors, this Plan shall be administered by the Committee. The Board of Directors may, in its sole discretion, at any time and from time to time, by an official action, resolve to administer the Plan effective as of a date specified in such action. In the event the Board of Directors exercises its discretion to administer the Plan, all references to the “Committee’’ herein shall be deemed to be references to the “Board of Directors.’’

3.2  Powers and Duties of the Committee. The Committee shall have the sole and exclusive authority and discretion to: (i) exercise all powers granted to it under the Plan and under any Board of Directors’ action; (ii) construe, interpret, and implement the Plan, any Deferred Stock Unit Agreement and related documents; (iii) cause the Company to enter into Deferred Stock Unit Agreements with Eligible Directors (including, but not limited to, the authority to prescribe the form of such Deferred Stock Unit Agreements and the legend, if any, to be affixed to the certificates representing such shares issued under this Plan); (iv) prescribe, amend and rescind rules and interpretations relating to the Plan; (v) make all determinations necessary or advisable in administering the Plan; (vi) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Deferred Stock Unit Agreement and related documents; and (vii) designate one or more persons or agents to carry out any or all of its administrative duties hereunder (provided that none of the duties required to be performed by the Committee under Rule 16b-3, or Article Six below, may be delegated to any other person or agent). The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under this Plan.

3.3  Governance of the Committee. All actions of the Committee with respect to the Plan shall require the affirmative vote of a majority of its members present at a meeting at which a quorum is present (in person, telephonically, electronically or as otherwise permitted by the Committee’s governing documents). The determination of the Committee, in its sole and exclusive discretion, on all matters relating to the Plan, any Deferred Stock Unit Agreement or related documents shall be conclusive.

3.4  Limitation of Liability. No member of the Committee or any of its designees who are employees of the Company shall be liable for any action or determination made in good faith with respect to the Plan, any Deferred Stock Unit Agreement or related documents.

3.5  Administrative Plan Years. The Plan shall be administered and operated on the basis of the Plan Year.

ARTICLE FOUR
PARTICIPATION

4.1  Participation. All Eligible Directors shall participate in the Plan and be eligible to receive Grants pursuant to Article Six.

4.2  Grantees. An Eligible Director designated pursuant to Section 4.1 shall be deemed to be a Grantee upon execution of a Deferred Stock Unit Agreement between such Eligible Director and the Company in accordance with Article Six. An Eligible Director shall remain a Grantee until such time as he or she no longer has any Deferred Stock Units subject to the terms of this Plan or any Deferred Stock Unit Agreement.

ARTICLE FIVE
STOCK AVAILABLE FOR GRANTS

5.1  Available Stock. Deferred Stock Units representing up to one million (1,000,000) shares of Common Stock may be granted under this Plan. In the event that the number or kind of outstanding shares of Common Stock of the Company shall be changed by reason of recapitalization, reorganization, redesignation, merger, consolidation, stock split, stock dividend, combination or exchange of shares, exchange for other securities, or the like, the number and kind of Deferred Stock Units representing Common Stock that may thereafter be issued under this Plan, along with any Deferred Stock Units then outstanding, may be appropriately adjusted as determined by the Committee so as to reflect such change. In accordance with (and without limitation upon) the foregoing, Deferred Stock Units available under this Plan and covered by Grants that expire, terminate, are forfeited or are canceled for any reason whatever shall again become available for Grants under this Plan.

5.2  Source of Stock. The Distributed Stock that may be issued under this Plan pursuant to Section 8.1 shall be made available from authorized and unissued shares or treasury shares of Common Stock of the Company.

ARTICLE SIX
DEFERRED STOCK UNIT GRANTS

6.1  Granting of Deferred Stock Units.

(a) Each New Director shall receive, on the date such New Director attends his or her initial meeting of the Board of Directors as a Director, a one-time Grant of such number of Deferred Stock Units equal to the same number of shares of Company Common Stock that have a Fair Market Value of $150,000 on such grant date (or such lesser amount as the Committee may determine).

(b) On the first Business Day in June of each Plan Year, each Eligible Director on such date who has served as a Director for one year or more as of June 1 of such Plan Year shall be Granted such number of Deferred Stock Units equal to the same number of shares of Company Common Stock that have a Fair Market Value of $105,000 on such grant date (or such lesser amount as the Committee may determine).

(c) All Grants shall be subject to the terms of this Plan, a Deferred Stock Unit Agreement and such other terms and conditions as the Committee shall deem necessary or appropriate.

6.2 Deferred Stock Unit Agreements. The granting of Deferred Stock Units to an Eligible Director under this Plan shall be contingent on such Eligible Director executing a Deferred Stock Unit Agreement in the form prescribed by the Committee. Each Deferred Stock Unit Agreement shall (i) indicate the number of Deferred Stock Units granted to the Eligible Director; (ii) indicate the effective date of the Grant; (iii) include provisions reflecting the vesting of the Deferred Stock Units under this Plan; and (iv) include any other terms, conditions or restrictions the Committee deems necessary or appropriate.

6.3  Vesting of Deferred Stock Units.

(a) The Deferred Stock Units shall vest in three (3) equal amounts on the first, second and third anniversaries of the Date of Grant, provided that the Grantee is an Eligible Director on each such vesting date.

(b) Upon the occurrence of a Payment Event, the Grantee shall forfeit to the Company, without consideration therefor, all unvested Deferred Stock Units, and such Deferred Stock Units shall be available for future Grants as provided in Section 5.1.

(c) Notwithstanding the preceding, however, all unvested Deferred Stock Units held by a Grantee shall immediately vest in the event of (i) a Change in Control, (ii) the death of the Grantee, (iii) the date the Committee determines, in its sole discretion, that the Grantee is totally disabled, (iv) the Grantee’s Normal Retirement Date, or (v) the Grantee’s Termination of Directorship.

6.4  Stockholder Rights. A Grantee shall have no voting rights, dividend rights or any other rights as a Stockholder with respect to any Deferred Stock Units granted to him or her under this Plan. In addition, a Grantee shall not have any rights as a Stockholder with respect to any shares of Common Stock issuable pursuant to the Deferred Stock Units until the date on which a stock certificate (or certificates) representing such Common Stock is issued.

6.5  Dividend Equivalents.  Notwithstanding Section 6.4 above:

(a)  If on any date, while the Grantee is an Eligible Director, the Company shall pay any dividend on the Common Stock (other than a dividend payable in Common Stock), the number of Deferred Stock Units credited to the Grantee (including any unvested Deferred Stock Units) shall as of such payment date be increased by an amount equal to: (x) the product of the number of Deferred Stock Units credited to the Grantee (including any unvested Deferred Stock Units) as of the record date for such dividend multiplied by the per share amount of any dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board), divided by (y) the closing price of the Common Stock on the payment date for such dividend. Accounts shall be credited with fractional Deferred Stock Units, rounded to the third decimal place.

(b)  If on any date, while the Grantee is an Eligible Director, the Company shall pay any dividend on Common Stock that is payable in Common Stock, the number of Deferred Stock Units credited to the Grantee (including any unvested Deferred Stock Units) shall be increased by an amount equal to the product of: (x) the number of Deferred Stock Units credited to the Grantee (including any unvested Deferred Stock Units) as of the record date for such dividend and (y) the number of shares of Common Stock (including any fraction thereof) payable as a dividend on a share of Common Stock. Accounts shall be credited with fractional Deferred Stock Units, rounded to the third decimal place.

(c)  Deferred Stock Units credited to Grantees in connection with a dividend on Common Stock pursuant to Section 6.5(a) shall immediately vest.

ARTICLE SEVEN
 RESTRICTIONS ON DEFERRED STOCK UNITS

7.1  Transfer Restrictions. Deferred Stock Units shall not be sold, assigned, exchanged, pledged, hypothecated, transferred or otherwise disposed of.

7.2  Other Restrictions. The Committee may impose restrictions on Deferred Stock Units in addition to, or different from, those described in this Plan, as it deems necessary or appropriate. Grants to different Grantees may be made upon different terms with different conditions or restrictions. Grants may vary from time to time and from Grantee to Grantee. The Committee may not materially increase the benefits of any Grantee.

ARTICLE EIGHT
PAYMENT OF COMMON STOCK

8.1  Vested Deferred Stock Units. Upon the earlier of

(a)  thirty (30) days after a Termination of Directorship or

(b)  the date of a Change in Control

(such event referred to as a “Payment Event”), then, subject to the terms of this Plan and any applicable Deferred Stock Unit Agreement, the Company shall deliver, or cause to be delivered, to the Grantee a number of shares of Common Stock equal to the aggregate number of vested Deferred Stock Units credited to the Grantee as of such date (including Deferred Stock Units vesting pursuant to Section 6.3(c) hereof) (the “Distributed Stock”). The Committee shall notify a Grantee (or his or her Beneficiary, if applicable) of the occurrence of a Payment Event within an administratively practicable time. The Grantee shall receive cash in lieu of the distribution of Common Stock for fractional Deferred Stock Units, based on the closing price of the Common Stock on the date of distribution of the Distributed Stock.

8.2  Satisfaction of Grantee’s Tax Obligations. On one or more demands by the Company from time to time, Grantee shall pay to the Company any taxes that the Company reasonably determines it is required to withhold under applicable tax laws with respect to the Deferred Stock Units or the issuance of Distributed Stock pursuant to any award. Grantee may satisfy such tax withholding obligation by instructing the Company to withhold shares of Distributed Stock to satisfy the minimum tax withholding amount permissible under the method that results in the least amount withheld. The Grantee shall provide the Committee and the Company with such additional information or documents as may be necessary for the Committee or the Company to discharge their respective obligations under this Section.

8.3  Delivery of Distributed Stock. As promptly as practicable following the sale of a portion of a Grantee’s Distributed Stock withheld in accordance with Section 8.2, if it has not already done so, the Committee shall cause the Distributed Stock to be issued to the Grantee. In addition, the Committee shall cause the Company to deliver the proceeds of the sale of shares of the Grantee’s Distributed Stock pursuant to Section 8.2 to the Internal Revenue Service and/or other taxing authority in satisfaction of the Grantee’s tax liability, arising from the issuance of the certificates. In the event of a Grantee’s death, such certificates shall be delivered to the Grantee’s Beneficiary, determined in accordance with Article Nine.

ARTICLE NINE
BENEFICIARY DESIGNATION

9.1  Procedures for Beneficiary Designation. A Grantee may designate a Beneficiary or Beneficiaries to receive any shares of Distributed Stock or other amounts that become payable on account of the Grantee’s death, in such manner as the Committee may require.

9.2  Default Beneficiaries. If a Grantee has not designated a Beneficiary or Beneficiaries in accordance with Section 9.1, any shares of Distributed Stock shall be distributed to the person or persons in the first of the following classes in which there are any survivors of such Grantee:

(a)  his or her spouse at the time of death;

(b)  the executor or administrator of his or her estate;

(c)  his or her issue per stirpes; and

(d)  his or her parents.

ARTICLE TEN
AMENDMENTS

10.1  Plan May Be Amended. Subject to Section 10.2, the Board of Directors may amend this Plan for any reason and at any time.

10.2  Limitations on Plan Amendment. Except as otherwise provided in Section 5.1, no amendment shall increase the maximum number of shares of Common Stock that may be granted under this Plan without the further approval of the Stockholders. Furthermore, any amendment to this Plan meeting the definition of a “material revision’’ (or any successor definition) under the listing requirements of the New York Stock Exchange shall be approved by the Stockholders as required by such listing requirements. No amendment to this Plan shall materially and adversely modify or impair the then existing rights of Grantees without such individual’s written consent.

ARTICLE ELEVEN
TERMINATION

11.1  Plan Termination. Awards may be made under this Plan until May 31, 2014. Notwithstanding the preceding, the Board of Directors may terminate this Plan for any reason, or no reason, and at any time. Except as otherwise provided in Section 11.2, Plan termination shall not materially and adversely modify or impair the then existing rights of Grantees without such individual’s written consent.

11.2  Stockholder Approval. This Plan shall immediately terminate if the Plan is not approved by a majority of the outstanding shares of Common Stock present (in person, telephonically, electronically, by proxy or its equivalent or as otherwise permitted by the Company’s governing documents) and entitled to vote at the Company’s 2004 Annual Meeting of Stockholders. Notwithstanding any Plan provision to the contrary, in the event of such a termination, all Grants of Deferred Stock Units under the Plan, if any, shall be revoked and the Plan shall be deemed null and void ab initio. In the event of such a termination, the Company, the Board of Directors, the Committee and the Subsidiaries shall not be liable for any Grants under this Plan.

ARTICLE TWELVE
MISCELLANEOUS

12.1  Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition to, or in connection with, any Plan Action, then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee, or the Committee may require that such Plan Action be taken only in such manner as to make such Consent unnecessary.

12.2  Other Payments or Awards. Nothing contained in the Plan shall be deemed to in any way limit or restrict the Company, any Subsidiary, the Board of Directors or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

12.3  Section Headings. The section headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of said sections.

12.4  Number. The singular herein shall include the plural, or vice versa, wherever the context so requires.

12.5  Waiver. No waiver of any term or provision of this Plan by the Company, any Subsidiary, the Board of Directors or Committee shall constitute a waiver of the same term or provision in any subsequent case.

12.6  Governing Law. This Plan shall be governed by, construed and enforced in accordance with the internal laws of the State of Texas, without reference to principles of conflict of laws.

12.7  Participant Rights. This Plan is intended to constitute an unfunded plan for incentive compensation of Eligible Directors, and the rights of Eligible Directors under the Plan shall be those of general creditors of the Company.